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                                                                     EXHIBIT 2.2

                                AMENDMENT NO.4
                          TO STOCK PURCHASE AGREEMENT


AMENDMENT NO.4, dated as of May 25, 1999 ("Amendment No.4"), to that certain Stock Purchase Agreement, dated as of July 17, 1998 (the "Agreement," capitalized terms used but not otherwise defined herein being used herein as therein defined), between Rugby USA, Inc., a Georgia corporation (the "Seller"), and Panolam Industries International, Inc. (formerly known as PII Third, Inc.), a Delaware corporation (the "Buyer").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Section 2(e) of the Agreement sets forth certain conditions for the adjustment of the Estimated Purchase Price after the Closing;

     WHEREAS, Section 2(e)(ii) contemplates that within ninety (90) calendar days following the Closing Date the Buyer shall deliver to the Seller the Closing Net Operating Assets Statement, together with a report of the Buyer's Accountants stating that the Closing Net Operating Assets Statement was prepared in accordance with the Net Operating Assets Instructions and in conformity with GAAP (except as provided for in the Net Operating Assets Instructions);

     WHEREAS, the Buyer delivered to the Seller on May 5, 1999 a Closing Net Operating Assets Statement, together with a review report thereof of the Buyer's Accountants, and the Buyer further delivered to the Seller on May 19, 1999 another Closing Net Operating Assets Statement, together with a report thereon of the Buyer's Accountants pursuant to Section 2(e)(ii) of the Agreement; and the Seller acknowledges receipt of the foregoing deliveries on the dates set forth above; and

     WHEREAS, the Seller and the Buyer desire to establish between the parties the Closing Net Operating Assets Statement which is subject to review and possible dispute by the Seller and the Seller and the Buyer further desire to amend the Agreement with respect to the date by which the Seller may deliver to the Buyer a notice of dispute under Section 2(e)(iii)(2) of the Agreement.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Agreement pursuant to Section 17(m) thereof as follows:

          SECTION 1. Closing Net Operating Assets Statement. The Seller and the Buyer agree that for the purposes of Section 2(e)(iii) of the Agreement the Closing Net Operating Assets Statement delivered by the Buyer to the Seller on May 19, 1999, together with the report thereon of the Buyer's Accountants, shall be deemed to be the Closing Net Operating Assets Statement subject to the Seller's review and possible dispute pursuant to Section 2(e)(iii)(2) of the Agreement.
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          SECTION 2.   Amendment to the Agreement.  Section 2(e)(iii)(2) of the
Agreement is hereby amended to delete from the first sentence thereof the phrase "within thirty (30) calendar days of the Buyer's delivery of the Closing Net Operating Assets Statement to the Seller" and substitute therefor the phrase "no later than 5:00 p.m. eastern standard time on Friday, June 11, 1999."

          SECTION 3.   Reference to and Effect on the Agreement.

     (a) Upon the effectiveness of Sections 1 and 2 hereof, on and after the date hereof each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Agreement as amended by Section 2 hereof.

     (b) Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

          SECTION 4. Execution and counterparts. This Amendment No. 4 may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each party has caused its duly authorized officer to execute this Amendment No. 4 as of the date first written above.

                                   RUGBY USA, INC.

                                   By:   /s/ R. MICHAEL SHARP
                                         ------------------------------------
                                         Name:    R. Michael Sharp
                                         Title:   Vice President

                                   PANOLAM INDUSTRIES INTERNATIONAL, INC.

                                   By:   /s/ RICHARD PATERSON
                                         ------------------------------------
                                         Name:    Richard Paterson
                                         Title:   Director

Acknowledged:

THE RUGBY GROUP PLC

By:   /s/ R. MICHAEL SHARP
      --------------------------
      Name:     R. Michael Sharp
      Title:    Finance Director